Exhibit 99.1

Hawaiian Holdings, Inc.

Investor Update

Issue Date: March 25, 2013

Hawaiian Holdings, Inc. (the “Company”), parent of Hawaiian Airlines, Inc. (“Hawaiian”) issued the following Investor Update.

First Quarter 2013 Outlook:

The Company has revised its expectations provided in its Fourth Quarter Earnings Release Conference Call on January 29, 2013 (“Earnings Call”).

Specifically, the Company expects its operating cost per available seat mile (ASM) excluding fuel to improve relative to prior guidance in the first quarter ending March 31, 2013.  The improvement in the Company’s operating cost per ASM excluding fuel is primarily a result of timing of maintenance events, certainty of costs for several maintenance activities and lower commissions and other selling expenses related to a decrease in passenger load factor; these items will reduce the expected operating costs in the quarter ending March 31, 2013.

Also, the Company expects its passenger and operating revenue per ASM, passenger revenue per revenue passenger mile (RPM) and passenger load factor to decrease relative to prior guidance in the first quarter ending March 31, 2013.  The decrease to passenger revenue is primarily attributable to lower than anticipated load factor and expected yield (passenger revenue per RPM) on a small number of International routes.  The decrease to passenger revenue is partially offset by improvements to other operating revenue, primarily due to cargo revenue.

The table below summarizes the Company’s revised expectations for the quarter ending March 31, 2013, expressed as an expected change compared to the results for the quarter ended March 31, 2012 (the results for which are presented for reference).

	First
	Quarter
Item	2012	Prior Guidance	Revised Guidance
Cost Per ASM Excluding Fuel (cents)	8.99	Down 6.0% to down 3.0%	Down 8.5% to down 5.5%
Passenger Revenue Per ASM (cents)	12.45	Down 9.0% to down 6.0%	Down 12.5% to down 9.5%
Operating Revenue per ASM (cents)	13.86	Down 10.0% to down 7.0%	Down 12.0% to down 9.0%
Passenger Revenue Per RPM (cents)	14.86	Down 8.0% to down 5.0%	Down 9.5% to down 6.5%
Passenger Load Factor	83.8%	Down 2.0pts to flat	Down 3.5pts to down 1.5pts

Safe Harbor Statement

This investor update contains forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance including but not limited to statements regarding the Company’s expectations regarding passenger revenue per available seat mile, operating revenue per available seat mile, passenger revenue per revenue passenger mile, passenger load factor and cost per available seat mile excluding fuel for the quarter ending March 31, 2013.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results for the quarter ending March 31, 2013 to be materially different from any expected results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; and the Company’s ability to implement its growth strategy and related cost reduction goals.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and subsequent filings with the Securities Exchange Commission.